Exhibit 99.1

Sutor Technology Group Limited Reports

First Quarter of Fiscal Year 2014 Financial Results

CHANGSHU, China, November 13, 2013 -- Sutor Technology Group Limited (the "Company" or "Sutor") (Nasdaq: SUTR), a leading China-based manufacturer and distributor of high-end fine finished steel products used by a variety of downstream applications, today announced its unaudited financial results for the first quarter of fiscal year 2014 ended September 30, 2013.

First Quarter of Fiscal 2014 Financial Results Highlights:

	1QFY2014	1QFY2013	Change
Revenues (million):	$139.1	$117.2	18.7%
Gross profit (million)	$12.2	$8.5	43.5%
Net income (million)	$5.2	$1.8	188.9%
EPS	$0.13	$0.05	160.0%

First Quarter of Fiscal 2014 Major Events Highlights:

•	Successfully renewed the provincial High-tech Enterprise status for ChangshuHuaye Steel Strip Company Ltd., a subsidiary of Sutor;
•	Achieved the first milestone of 80,000 registered users for Jinying365.com – an electronic B2B commerce platform exclusively for the heavy industries;
•	Completed technological upgrading of the steel pipe production lines at Ningbo Zhehua Steel Pipe Manufacturing Co. Ltd., a subsidiary of Sutor; and
•	Made steady progress on the construction of a new cold-rolling steel production line of 500,000-metric tons annual capacity. We plan to start equipment test next month and commence trial production in January, 2014.

Ms. Lifang Chen, Chairwoman and CEO of Sutor, commented, “This is the fourth quarter in a row in which we achieved a quarterly EPS of $0.10 or higher. We also generated more cash flows from operations. We are very pleased that our performance has stabilized during the last several quarters after a challenging fiscal 2012. In the coming months, our priority will be on completing the new production facility on budget and on schedule. We hope the new facility will enable us to better optimize our integrated production lines and further strengthen our competitiveness. In addition, we will continue to explore the potential of combining our manufacturing businesses with electronic commerce. We hope the latter will provide us with additional growth catalysts for the years to come.”

Ms. Chen further commented “We believe the recent initiatives by the Chinese central government to control excess capacity in several industries including the iron and steel industry will benefit the leading producers of the industries. Although we are in the fine finished steel business, we believe a restructured upstream segment of the iron and steel industry with balanced supply and demand will benefit all the parties involved – producers and consumers alike. We hope we can take advantage of the opportunities created during the economic transformation process in China and successfully carry out our growth initiatives.”

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First Quarter of Fiscal Year 2014 Results

Revenue. For the three months ended September 30, 2013, revenue was $139.1 million, compared to $117.2 million for the same period last year, an increase of $21.9 million, or 18.7%. The increase was mainly attributable to increased sales of our HDG products of approximately $23.6 million and higher revenue of approximately$12.5 million by our pipeline segment which included a non-production related revenue of approximately $8 million for selling redundant materials. The increased revenue was partially offset by lower ASP of approximately 5.4% for all products as well as lower sales of AP products and cold-rolled products as some of those were used internally as the intermediate products for the next-stage processing in our vertically integrated production lines.

We attribute increased demand for our HDG products to the growing downstream demand for a variety of products including, among others, household appliances, industrial containers, automobiles, IT, medical instruments, solar water heaters, although demand for certain construction related and low-tech steel products remained sluggish. In addition, we focused our efforts on developing high-end products and targeted new end customers in China and overseas. We added more than 600 new customers in the first quarter of fiscal 2014. Some of the customers are in the environmental protection business.

Gross profit and gross margin. Gross profit increased by $3.7 million to $12.2 million in the three months ended September 30, 2013, from $8.5 million in the same period in 2012. Gross margin was 8.8% for the three months ended September 30, 2013, as compared to 7.3% for the same period last year. The main reasons for the improved gross margin included changes in the product mix and increased international sales. We sold more higher-margin HDG products and less lower-margin AP steel and cold-rolled steel products in the first quarter of fiscal 2014 than in the same period last year. Further,international sales historically had the highest gross margin among all our product sales. For the quarterended on September 30, 2013, we exported approximately 13% of our products as compared with 9% for the same period last year.

Total operating expenses. Our total operating expenses increasedby $0.5 million to $4.9million in the three months ended September 30, 2013, from $4.4 million in the same period in 2012. As a percentage of revenue, our total operating expenses decreased to 3.5% in the three months ended September 30, 2013, from 3.8% in the same period in 2012.

Interest expense.Our interest expense decreased by $1.7 million to $1.8 million in the three months ended September 30, 2013, from $3.5 million in the same period in 2012. As a percentage of revenue, our interest expense was 1.3% of total revenue in the three months ended September 30, 2013, compared to 3.0% in the same period in 2012. The decrease was primarily due to reduced interest expenses on discounted bank notes, reflecting generally stable macro-economic environment in China as well as improved financing capability of the Company.

Provision for income taxes.Our income tax expense increased to $1.5 million in the three months ended September 30, 2013, from $0.4 million of income tax benefit in the same period last year, mainly due to higher effective income tax rate for the first quarter of fiscal 2014 than the same period last year. In the first quarter of fiscal 2013, we received income tax credits for purchasing certain domestic equipment whereas we did not receive such credits in the first quarter of fiscal 2014.

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Net income.Net incomeincreased by $3.4 million, or 188.9%, to $5.2 million in the three months ended September 30, 2013, from $1.8 million in the same period in 2012, as a cumulative result of the above factors.

Earnings per Shares. The EPS and weighted average shares outstanding were $0.13 and 41,314,527, respectively, for the first quarter of fiscal 2014, as compared with $0.05 and 40,235,700, respectively, for the same period last year.

Financial Condition and Liquidity

As of September 30, 2013, we had approximately $6.2 million in cash and $107.3 million in restricted cash. Our short-term loans were approximately $136.3 million.We did not have any long-term loans. As of September 30, 2013, the Company had an unused line of credit with banks of approximately $16.2 million. Under normal operating conditions, we believe we have sufficient liquidity to carry out our operations for the foreseeable future.

Conference Call Information

Sutor's management will host an earnings conference call today, November13, 2013, at 9:00 a.m. U.S. Eastern time/10:00 pm Beijing/Hong Kong time. Listeners may access the call by dialing US: +18778470047, CN: 800 876 5011, HK +852 3006 8101, access code: SUTR. A recording of the call will be available shortly after the call through December 13, 2013. Listeners may access it by dialing US: +1866 572 7808, CN: 800 876 5013, HK: +852 3012 8000, access code: 830357.

Functional Currency

The functional currency of the Company is the Chinese Yuan Renminbi ("RMB"); however, the accompanying financial information has been expressed in United States Dollars ("USD"). The accompanying consolidated balance sheets have been translated into USD at the exchange rates prevailing at each balance sheet date. The accompanying consolidated statements of operations and cash flows have been translated using the weighted-average exchange rates prevailing during the periods of each statement. Transactions in the Company's equity securities have been recorded at the exchange rate existing at the time of the transaction.

About Sutor Technology Group Limited

Sutor is one of the leading China-based manufacturers and distributors of high-end fine finished steel products used by a variety of downstream applications. The Company utilizes a variety of in-house developed processes and technologies to convert steel manufactured by third parties into fine finished steel products, including hot-dip galvanized steel, pre-painted galvanized steel, acid-pickled steel, cold-rolled steel and welded steel pipe products. To learn more about the Company, please visit http://www.sutorcn.com/en/index.php.

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Forward-Looking Statements

This press release includes certain statements that are not descriptions of historical facts, but are forward-looking statements. Such statements include, among others, those concerning our expected financial performance, liquidity and strategic and operational plans, our future operating results, our expectations regarding the market for our products, our expectations regarding the steel market, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause our actual results to differ materially from those anticipated, expressed or implied in the forward-looking statements. These risks and uncertainties include, but not limited to, the factors mentioned in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended June 30, 2013, and other risks mentioned in our other reports filed with the Securities Exchange Commission (“SEC”). Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov. The words "believe," "expect," "anticipate," "project," "targets," "optimistic," "intend," "aim," "will" or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

For more information, please contact:
Jason Wang, Director of IR
Sutor Technology Group Limited
Tel: +86-512-5268-0988

Email: investor relations@sutorcn.com

Financial Tables Below:

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SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,
	2013	2013

ASSETS
Current Assets:
Cash and cash equivalents	$6,150,604	$3,601,385
Restricted cash	107,341,140	108,825,425
Short-term investments	3,255,261	-
Trade accounts receivable, net of allowance for doubtful accounts of $717,771 and $623,742, respectively	10,002,077	7,331,291
Notes receivable	-	320,888
Other receivables and prepayments, net of allowance for doubtful accounts of $284,814 and $248,128, respectively	11,696,699	3,446,187
Advances to suppliers, unrelated parties, net of allowance for doubtful accounts of $781,724 and $796,026, respectively	46,294,458	43,175,047
Advances to suppliers, related parties, net of allowance for doubtful accounts of nil, and net of right to offset	112,073,556	185,615,973
Inventories, net	107,432,138	52,377,135
Deferred tax assets	1,070,597	952,417
Total Current Assets	405,316,530	405,645,748
Non-current Assets:
Advances for purchase of long term assets	20,482,323	17,085,958
Property, plant and equipment, net	72,603,492	71,508,912
Intangible assets, net	3,073,888	3,074,372
Equity method investments	6,812,059	6,686,539
Total Non-current Assets	102,971,762	98,355,781
TOTAL ASSETS	$508,288,292	$504,001,529

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term loans	$128,757,929	$138,968,845
Long-term loans, current portion	7,518,718	7,418,003
Accounts payable, unrelated parties	94,557,735	82,602,243
Accounts payable, related parties	15,811,867	20,162,069
Other payables and accrued expenses	6,966,053	7,291,220
Advances from customers	10,881,613	11,008,550
Warrant liabilities	157,122	144,535
Total Current Liabilities	264,651,037	267,595,465
Long-Term Loans	-	1,180,877
Total Liabilities	264,651,037	268,776,342

Commitments and Contingencies

Stockholders' Equity
Undesignated preferred stock - $0.001 par value; 1,000,000 shares authorized; nil shares outstanding	-	-
Common stock - $0.001 par value; authorized: 500,000,000 shares as of September 30, 2013 and June 30, 2013; issued: 42,007,267 and 40,965,602 shares as of September 30, 2013 and June 30, 2013.	42,007	40,965
Additional paid-in capital	43,356,364	41,793,142
Statutory reserves	20,426,971	20,426,971
Retained earnings	137,499,839	132,311,592
Accumulated other comprehensive income	42,963,583	41,304,026
Less: Treasury stock, at cost, 590,838 shares as of September 30, 2013 and June 30, 2013	(651,509)	(651,509)
Total Stockholders' Equity	243,637,255	235,225,187
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$508,288,292	$504,001,529

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SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

	For The Three Months Ended
	September 30,
	2013	2012

Revenue:
Revenue from unrelated parties	$102,182,122	$87,228,170
Revenue from related parties	36,926,203	29,958,521
	139,108,325	117,186,691

Cost of Revenue
Cost of revenue from unrelated parties	(92,275,527)	(80,215,188)
Cost of revenue from related parties	(34,630,253)	(28,424,519)
	(126,905,780)	(108,639,707)

Gross Profit	12,202,545	8,546,984

Operating Expenses:

Selling expenses	(1,994,856)	(2,313,252)
General and administrative expenses	(2,904,270)	(2,129,824)
Total Operating Expenses	(4,899,126)	(4,443,076)
Income from Operations	7,303,419	4,103,908

Other Incomes/(Expenses):
Interest income	1,050,222	962,341
Interest expense	(1,803,295)	(3,534,192)
Changes in fair value of warrant liabilities	(12,587)	16,024
Income from equity method investments	85,172	-
Other income	44,274	25,176
Other expense	(18,023)	(104,315)
Total Other Incomes/(Expenses)	(654,237)	(2,634,966)

Income Before Taxes	6,649,182	1,468,942
Income tax benefit	(1,460,935)	366,403
Net Income	$5,188,247	$1,835,345

Other Comprehensive Income:
Foreign currency translation adjustment	1,659,557	(482,401)
Comprehensive Income	$6,847,804	$1,352,944

Basic Earnings per Share	$0.13	$0.05
Diluted Earnings per Share	$0.13	$0.05

Basic Weighted Average Shares Outstanding	41,314,527	40,235,700
Diluted Weighted Average Shares Outstanding	41,314,527	40,235,700

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SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Three Months Ended
	September 30,
	2013	2012
Cash Flows from Operating Activities:
Net income	$5,188,247	$1,835,345
Adjustments to reconcile net income to net cash provided by/(used in) operating activities
Depreciation and amortization	2,244,793	2,196,506
Provision/(reversal) for doubtful accounts	106,557	(515,058)
Stock-based compensation	64,264	42,659
Foreign currency exchange gain	(91,689)	37,759
Lossondisposal of property, plant and equipment	-	84,778
Interest income from short-term investments carried at amortized cost	-	(30,819)
Income from equity method investments	(85,172)	11,442
Deferred income taxes	(112,083)	(41,675)
Changes in fair value of warrant liabilities	12,587	(16,024)
Changes in current assets and liabilities:
Restricted cash	(8,735,865)	(3,564,927)
Trade accounts receivable	(2,708,302)	2,766,568
Notes receivable	321,684	285,987
Other receivables and prepayments	(8,236,889)	1,513,858
Advances to suppliers, unrelated parties	(2,831,826)	(13,446,937)
Advances to suppliers, related parties	74,454,928	23,178,170
Inventories	(54,550,385)	(12,661,464)
Accounts payable, unrelated parties	11,806,154	(2,687,618)
Accounts payable, related parties	(4,455,376)	-
Other payables and accrued expenses	(361,778)	(2,459,681)
Advances from customers	(190,350)	10,816,517
Net Cash Provided byOperating Activities	11,839,499	7,345,386

Cash Flows from Investing Activities:
Purchase of property, plant and equipment	(6,557,827)	(799,732)
Proceeds from disposal of property, plant and equipment	-	62,444
Purchase of intangible assets	-	(3,551,219)
Payments for short-term investments	(3,243,910)	-
Proceed from sale of short-term investments	-	4,871,192
Investment in affiliated company	-	(6,165,326)
Net Cash Used In Investing Activities	(9,801,737)	(5,582,641)

Cash Flows from Financing Activities:
Proceeds from loans	32,728,061	44,933,832
Payments of loans	(44,606,562)	(49,071,900)
Proceeds from issuance of common stock	1,500,000	-
Changes in restricted cash	10,864,531	-
Payments on repurchase of common stock	-	(43,841)
Net Cash Provided By/(Used In) Financing Activities	486,030	(4,181,909)

Effect of Exchange Rate Changes on Cash	25,427	(17,446)

Net Change in Cash and Cash Equivalents	2,549,219	(2,436,610)
Cash and Cash Equivalents at Beginning of Period	3,601,385	9,530,531
Cash and Cash Equivalents at End of Period	$6,150,604	$7,093,921

Supplemental Non-Cash Information:
Offset of notes payable to related parties against receivable from related parties	$10,997,923	$10,521,846
Supplemental Cash Flow Information:
Cash paid during the period for interest expense	$(2,030,947)	$(2,814,456)
Cash paid during the period for income tax	$(1,539,622)	$(159,865)

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